Exhibit 1.1

Eclipse Resources Corporation

[ ● ] Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

[ ● ],  2014

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Eclipse Resources Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [ ● ] shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [ ● ] shares of Common Stock (said shares to be issued and sold by the Company being hereinafter called the “Company Underwritten Securities,” said shares to be sold by the Selling Stockholders being hereinafter called the “Selling Stockholder Underwritten Securities,” and the Company Underwritten Securities and the Selling Stockholder Underwritten Securities, collectively being hereinafter referred to as the “Underwritten Securities”). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to [ ● ] additional shares of Common Stock, to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term “Selling Stockholders” shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

It is understood and agreed by all parties that the Company was recently incorporated to become a holding company for Eclipse Resources I, LP, a Delaware limited partnership (“Eclipse I”), as described more particularly in the Preliminary Prospectus and the Prospectus.

The following transactions shall have occurred on or before the Closing Date (as defined herein):

1.	the exchange of equity interests in Eclipse I by certain members of the Company’s management team for similar equity interests in Eclipse Management, L.P., a Delaware limited partnership (“Management Holdco”);

2.	the acquisition by Eclipse I of all of the outstanding equity interests in Eclipse Resources Operating, LLC, a Delaware limited liability company (“Eclipse Operating”);

3.	the exchange of equity interests in Eclipse I by EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., and EnCap Energy Capital Fund IX, L.P. (collectively, the “EnCap Funds”), The Hulburt Family II Limited Partnership, CKH Partners II, L.P., and Kirkwood Capital, L.P. (collectively, the “Management Funds”), and Management Holdco for similar equity interests in Eclipse Resources Holdings, L.P., a Delaware limited partnership (“Eclipse Holdings”);

4.	the transfer by the EnCap Funds of all of the outstanding equity interests in Eclipse GP, LLC, a Delaware limited liability company and the general partner of Eclipse I (“Eclipse GP”), to Eclipse Holdings; and

5.	the contribution by Eclipse Holdings of its equity interests in Eclipse I and equity interests in Eclipse GP to the Company, in exchange for [ ● ] shares of Common Stock.

The steps outlined in paragraphs (1) through (5) above, and the transactions contemplated thereby, are collectively referred to as the “Reorganization”. As a result of the Reorganization, the Company will become a majority controlled direct subsidiary of Eclipse Holdings, and Eclipse I will become a direct subsidiary of the Company. As used in this Agreement, references to the “Company” with respect to periods prior to the consummation of the Reorganization shall be deemed to be references to Eclipse I, unless the context otherwise requires.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration Statement. The Company has prepared and filed with the Commission a registration statement (file number 333-195679) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) Form of Documents; No Material Misstatements or Omission in the Registration Statement and the Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) No Material Misstatements or Omission in the Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(f) No Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein) other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) Formation, Good Standing and Foreign Qualification. The Company and each of Buckeye Minerals & Royalties, LLC, a Delaware limited liability company (“Buckeye”), Eclipse Operating and Eclipse Resources—Ohio, LLC, a Delaware limited liability company (“Eclipse Ohio” and, together with Buckeye and Eclipse Operating, the “Subsidiaries”), has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein).

(i) Duly Authorized and Validly Issued Interests. All the issued and outstanding limited liability company interests of each Subsidiary have been duly authorized and validly issued and are fully paid (to the extent required under the applicable limited liability company agreement of such Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-803 of the Delaware Limited Liability Company Act (the “DLLCA”), and, except as otherwise set forth in the Disclosure Package and the Prospectus, after giving effect to the Reorganization, all outstanding limited liability company interests of the Subsidiaries are owned by the Company either directly or through its wholly owned subsidiary, Eclipse I, free and clear of any perfected security interest or any other security interests, claims, charges, liens or encumbrances (“Liens”), except for (1) Liens under that certain Credit Agreement dated as of February 18, 2014 among the Company, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto, as amended (the “Credit Agreement”); and (2) such Liens as would not, individually or in the aggregate, have a Material Adverse Effect. After giving effect to the Reorganization, other than the Subsidiaries and Eclipse I, the Company has no significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

(j) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, Disclosure Package and Prospectus and the capital stock of the Company conforms to the description thereof contained in the Registration Statement, Disclosure Package and Prospectus. The outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities being sold by the Selling Stockholders have been approved to be listed for trading on the New York Stock Exchange (“NYSE”), subject to official notice of issuance and evidence of satisfactory distribution. After giving effect to the Reorganization, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities and, except as set forth in the Registration Statement, Disclosure Package and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k) Accuracy of Statements in the Preliminary Prospectus, the Prospectus and the Registration Statement. There is no franchise, contract or other document of a character required to be described in the Preliminary Prospectus, the Prospectus or the Registration Statement, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Summary—Midstream Agreements”; “Summary—Corporate Reorganization”; “Business—Midstream Agreements”; “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Corporate Reorganization”; “Certain Relationships and Related Party Transactions”; “Description of Capital Stock”; “Shares Eligible for Future Sale”; and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Reorganization. The Reorganization has been duly authorized by the Company. The Master Reorganization Agreement, dated as of [ ● ], 2014, by and among Eclipse I, Eclipse GP, the EnCap Funds, the Management Funds, Management Holdco, Eclipse Holdings, the Company, Benjamin W. Hulburt, Christopher K. Hulburt and Thomas S. Liberatore (the “Master Reorganization Agreement”) has been duly authorized, executed and delivered by Eclipse I, Eclipse GP, Eclipse Holdings and the Company. The Master Reorganization Agreement constitutes a valid and legally binding agreement of Eclipse I, Eclipse GP, Eclipse Holdings and the Company, enforceable against such entities in accordance with their terms, except as enforceability may be limited (A) by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(n) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) No Consent. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or by the Master Reorganization Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. None of (i) the issue and sale of the Securities, (ii) the application of the proceeds from the offering as described under “Use of Proceeds” in the Preliminary Prospectus, the Prospectus and Registration Statement, (iii) the execution and delivery of this Agreement and the Master Reorganization Agreement or (iv) the consummation of the transactions contemplated by this Agreement and the Master Reorganization Agreement and the fulfillment of the terms hereof and thereof will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, (A) the charter, by-laws or limited liability company agreement of the Company or any of its Subsidiaries, (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

(q) Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(r) Financial Statements. The historical consolidated financial statements and schedules of the Company and its consolidated Subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated and Unaudited Pro Forma Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement present fairly in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(s) Statistical and Market Related Data. The statistical and market-related data and forward-looking statements included in the Preliminary Prospectus, the Prospectus and Registration Statement, including, but not limited to, the well recovery data and initial production rate data in “Summary—Our Properties” and “Business—Our Properties,” are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, where estimates are made on the basis of data derived, represent its good faith estimates that are made on the basis of data derived from such sources.

(t) Legal Proceedings. No action, suit or proceeding by or before any court or administrative or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Master Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or to other Subsidiaries, any of its Subsidiaries on any class of equity or repurchase or redemption by the Company or any of its Subsidiaries of any class of equity.

(v) Title to Properties. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and its Subsidiaries have (i) defensible title to all of their oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company and its Subsidiaries consistent with reasonable practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate, and (ii) good and marketable title to all other items of real property and personal property owned by them that are material to the respective businesses of the Company and its Subsidiaries, in each case free from Liens (other than Liens disclosed in the Registration Statement, Disclosure Package and Prospectus or Liens that do not materially interfere with the use made or proposed to be made of such property) that would reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, Disclosure Package and Prospectus, the Company and its Subsidiaries hold all leased real and personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made of such property, except as would not reasonably be expected to have a Material Adverse Effect.

(w) Non-Contravention. Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries, Eclipse Ohio and Eclipse Operating and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company, Eclipse Ohio and Eclipse Operating within the meaning of the Act and the applicable published rules and regulations thereunder.

(y) [Reserved]

(z) Tax Returns. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa) Labor Disputes. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) No Restricted Payments. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except (i) as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and (ii) for those prohibitions under the Credit Agreement and the Indenture, dated as of June 26, 2013, as amended, by and among the Company and each of the Subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 12.0% Senior Unsecured PIK Notes due 2018.

(dd) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as would not have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) Intellectual Property Rights. The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, knowhow, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) that are necessary to conduct their business as described in the Registration Statement, Disclosure Package and Prospectus, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company and its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

(ff) Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries’ internal controls over financial reporting are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(gg) Disclosure Controls and Procedures. The Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) Environmental Laws. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(jj) Environmental Compliance. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(kk) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period that would have, individually or in the aggregate, a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have, individually or in the aggregate, a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would have, individually or in the aggregate, a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(ll) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(mm) FCPA. Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any affiliate of the Company or any of its Subsidiaries that is not controlled by or under common control with the Company or any of its Subsidiaries, is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein.

(nn) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) OFAC. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(pp) Sanctioned Countries. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Underwriters, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor will the Company or any of its Subsidiaries engage in any dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(qq) Brokerage Fee. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) Independent Reserve Engineers. Netherland, Sewell and Associates, Inc. (“NSAI”), who has delivered the letter referred to in Section 7(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to the Company.

(ss) Reserve Engineer Information. The information underlying the estimates of the proved reserves of the Company and its Subsidiaries that was supplied by the Company to NSAI, for the purposes of preparing the reports of such petroleum engineer referenced in the Disclosure Package and the Prospectus (the “Reserve Reports”) and estimates of the proved reserves of the Company and its Subsidiaries disclosed in the Disclosure Package and the Prospectus, including, production, costs of operation and, to the knowledge of the Company, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices; and the estimates of such reserves and present value as described in Disclosure Package and the Prospectus and reflected in the Reserve Reports are in compliance with the applicable requirements of the rules under the Act. Other than normal production of the reserves, product price fluctuations and fluctuations of demand for such products, and except as disclosed in Registration Statement, the Preliminary Prospectus, and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Disclosure Package and the Prospectus and as reflected in the Reserve Reports.

(tt) Related Party Transactions. Except as disclosed in the Registration Statement, Disclosure Package and Prospectus, no relationship, direct or indirect, exists between or among any of the Company or its affiliates, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or its affiliates, on the other hand, which is required by the Act to be disclosed in the Registration Statement, Disclosure Package and Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its affiliates to or for the benefit of any of the officers or directors of the Company or its affiliates or any of their respective family members.

(uu) FINRA Member Affiliations. To the knowledge of the Company, there are no affiliations or associations between any member of Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater stockholders, except as described in the Disclosure Package, Prospectus and Registration Statement.

(vv) No Registration Rights. Except with respect to the registration and sale of the Securities by the Selling Stockholders pursuant hereto or as disclosed in the Registration Statement, Disclosure Package or Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a) Ownership of Securities. On the applicable Closing Date, such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all Liens and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) Custody Agreement. Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with Computershare Inc., as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d) No Consent. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e) No Conflicts. Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws (or equivalent organizational documents) of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

(f) Affirmation of Representations and Warranties. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct in all material respects, is familiar with the Disclosure Package and Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its Subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(g) Registration Statement, Prospectus, Disclosure Package and Issuer Free Writing Prospectus. In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(g) of this Section 1.

(h) Reorganization. The Master Reorganization Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders party thereto. The Master Reorganization Agreement constitutes a valid and legally binding agreement of each of the Selling Stockholders party thereto, enforceable against each such individual or entities in accordance with its terms, except as enforceability may be limited the Enforceability Exceptions.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[ ● ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [ ● ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by each Selling Stockholder shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at [10:00] A.M., New York City time, on [ ● ], 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each Selling Stockholder to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York 10013, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of each Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Common Stock, or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, incentive plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or disclosed in the Prospectus, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, and (iv) offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities pursuant to this Agreement and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(o) hereof for the remainder of the 180-day restricted period. Notwithstanding the foregoing, the provisions of this Section 5(g) shall not apply to or prohibit any of the following: (A) the sale of shares of Common Stock by the Company and the Selling Stockholders to the Underwriters pursuant to this Agreement or (B) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to stockholders of the Company, including, without limitation, Eclipse Holdings, and similar distributions from Eclipse Holdings to its limited partners; provided, that in the case of any distribution pursuant to clause (B), each distributee shall execute and deliver to the Representatives a lock-up letter in the form attached hereto as Exhibit A (to the extent such distributee has not already executed and delivered to the Representatives a lock-up letter covering such shares of capital stock).

(h) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(o) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration

Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification up to $20,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to $30,000); (viii) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder; provided, however, that the Underwriters shall be responsible for 50% of all costs and expenses of any aircraft chartered in connection with the “road show” for the Securities (and the Company shall be responsible for the remaining 50% of all such aircraft charter costs and expenses).

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(m) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ii) Each Selling Stockholder agrees with the several Underwriters that:

(a) Such Selling Stockholder will not take, without giving effect to activities by the Underwriters, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(c) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(d) Such Selling Stockholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(e) Such Selling Stockholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and any Settlement Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Fulbright & Jaworski LLP (a member of Norton Rose Fulbright), counsel for the Company, to have furnished to the Representatives (i) their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C-1, and (ii) their negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Selling Stockholders shall have requested and caused Thompson & Knight LLP, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in substantially the form attached hereto as Exhibit C-2.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by [the Chairman of the Board or the President and the principal financial or accounting officer of the general partner of] such Selling Stockholder, dated the Closing Date, to the effect that the signer[s] of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives (i) confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, and (ii) stating the conclusions and findings of such firm with respect to the financial and other matters ordinarily covered by an independent accountant’s “comfort letter” to the underwriters in connection with a registered public offering.

(h) The Underwriters shall have received on each of the dates hereof, the Closing Date and any Settlement Date, a letter dated the date hereof, the Closing Date or such Settlement Date, as applicable, in form and substance reasonably satisfactory to the Underwriters, of NSAI.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, prospects, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) As of the Closing Date, all transactions described in the Preliminary Prospectus under the heading “Corporate Reorganization” shall have been completed in the manner described therein, and the Reorganization will be effective and valid in accordance with the laws of the State of Delaware.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n) On or prior to the Execution Time, the NYSE shall have approved the Underwriters’ participation in the distribution of the Securities to be sold by the Selling Stockholder in accordance with Rule 393 of the NYSE.

(o) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each Selling Stockholder and each of the individuals listed on Schedule V hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company and its affiliates, each of its directors, each of its officers who signs the Registration Statement, each Underwriter and its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the

Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its affiliates, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth [(i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel for any Underwriter, together with all persons who control such Underwriter within the meaning of the Exchange Act, and no more than three such separate counsel for all the Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. Each Underwriter agrees that the Selling Stockholders shall have no responsibility for the Company’s obligations under this Section 8 or any other provision of this Agreement, except as expressly set forth herein.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to Christopher Hulburt, Executive Vice President, Secretary and General Counsel (fax no.: (480) 393-4565) and confirmed to it at 2121 Old Gatesburg Road, Suite 110, State College, Pennsylvania 16803, attention of the Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Eclipse Resources Corporation

By:
Name:
Title:

EnCap Energy Capital Fund VIII, L.P.

By:
Name:
Title:

EnCap Energy Capital Fund VIII Co-Investors, L.P.

By:
Name:
Title:

EnCap Energy Capital Fund IX, L.P.

By:
Name:
Title:

The Hulburt Family II, L.P.

By:
Name:
Title:

CKH Partners II, L.P.

By:
Name:
Title:

Kirkwood Capital, L.P.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co. Morgan Stanley & Co. LLC

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[ ● ]
Goldman, Sachs & Co.	[ ● ]
Morgan Stanley & Co. LLC	[ ● ]

Total	[ ● ]

SCHEDULE II

Selling Stockholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
[name]	[ ● ]	[ ● ]
[address, fax no.]	[ ● ]	[ ● ]

Total	[ ● ]	[ ● ]

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

[NTD: list all FWPs included in the Disclosure Package]

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

[NTD: list all Written Testing-the-Waters Communication]

SCHEDULE V

Schedule of Lock-up Parties

[NTD: to be updated; include all Selling Stockholders]

1.	Eclipse Resource Holdings, L.P.

2.	Eclipse Management LP

3.	EnCap Energy Capital Fund VIII, L.P.

4.	EnCap Energy Capital Fund VIII Co-Investors, L.P.

5.	EnCap Energy Capital Fund IX, L.P.

6.	The Hulbert Family II, L.P.

7.	CKH Partners II, L.P.

8.	Kirkwood Capital, L.P.

9.	Benjamin W. Hulbert

10.	Christopher K. Hulbert

11.	D. Martin Phillips

12.	Robert L. Zorich

13.	Douglas E. Swanson, Jr.

14.	Mark E. Burroughs, Jr.

15.	Matthew DeNezza

16.	Thomas S. Liberatore

17.	Oleg Tolmachev

18.	Marty L. Byrd

19.	Bruce King

20.	Dr. Brian Panetta

21.	Bryan M. Moody

22.	Melissa L. Hamsher

23.	Lawrence Gorski

24.	Todd Bart

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of officer, director or major shareholder of

Eclipse Resources Corporation]

Eclipse Resources Corporation

Public Offering of Common Stock

[ ● ], 2014

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Eclipse Resources Corporation, a Delaware corporation (the “Company”), and you as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) named therein, relating to an underwritten public offering of Common Stock, par value $[ ● ] per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each Representative, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8) with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Restricted Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following: (i) the sale of shares of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement; (ii) transfers of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock as a bona fide gift or gifts; (iii) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (iv) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value; (v) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or (vi) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned, including, without limitation, distributions from Eclipse Resources Holdings, L.P. to its limited partners and further similar distributions by such limited partners; provided, that in the case of any transfer, disposition or distribution pursuant to clause (ii), (iii), (iv), (v) or (vi), (A) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, and (B) each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter (to the extent such transferee, done or distributee has not already executed and delivered to the Representatives such a lock-up letter). For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without the prior written consent of the Representatives, (a) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company or exercise outstanding warrants to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this letter, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Restricted Period, (c) transfer shares of Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company and (d) transfer or dispose of shares of Common Stock purchased in the Offering from the Underwriters (other than any issuer-directed shares of Common Stock purchased in the Offering by an officer or director of the Company) or on the open market following the Offering; provided, that in the case of any transaction pursuant to clause (b), (c) or (d), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

EXHIBIT B

[Form of Press Release]

Eclipse Resources Corporation

[Date]

Eclipse Resources Corporation (the “Company”) announced today that Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of [ ● ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [ ● ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ ● ], 2014, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Letterhead of CGMI]

Eclipse Resources Corporation

Public Offering of Common Stock

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Eclipse Resources Corporation (the “Company”) of [ ● ] shares of common stock, par value $[ ● ] per share (the “Common Stock”), of the Company and the lock-up letter dated , 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ● ], 2014, with respect to shares of Common Stock (the “Shares”).

Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective , 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of each Representative]

[Name and title]

cc: Company

EXHIBIT C-1

FORM OF FULBRIGHT & JAWORSKI LLP OPINION

Fulbright & Jaworski L.L.P. (a member of Norton Rose Fulbright), counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect that:

1.	The Registration Statement was declared effective under the Act as of [ ● ] New York City time on [ ● ], 2014; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement under the Act has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. [NTD: Negative Assurance Letter to be delivered separately]

2.	The Registration Statement and the Prospectus, and each amendment or supplement thereto (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (b) the other financial information contained therein, and (c) the oil and natural gas reserve data or reports, in each case included therein or omitted therefrom, as to which we express no opinion), as of their respective effective times or issue dates, appeared on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

3.	The Company and each of the Subsidiaries is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of Delaware, with full corporate or limited liability company power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction set forth in Exhibit A.

4.	All of the outstanding limited liability company interests of each Subsidiary have been duly and validly authorized and issued and are fully paid (to the extent required under the applicable limited liability company agreement of such Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-803 of the DLLCA); except as described in the Disclosure Package and the Prospectus, all the outstanding limited liability company interests of the Subsidiaries are owned by the Company either directly or through its wholly owned subsidiary, Eclipse I, free and clear of any Lien in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as a debtor is on file in the office of the Secretary of State of the State of Delaware, except for those under the Credit Agreement.

5.

The Securities delivered by the Company to the Underwriters on the delivery date thereof pursuant to this Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description of such Securities contained in the Prospectus; the authorized equity capitalization of the Company is as set forth in the Disclosure Package; the stockholders of the Company have no preemptive rights with respect to the Securities under federal law, the Delaware General Corporation Law or any other instrument to which the Company is a party; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

6.	There is no pending or, to our knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or, to our knowledge, any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Preliminary Prospectus and the Prospectus, and, to our knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

7.	The statements included in (a) the Preliminary Prospectus and the Prospectus under the headings “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Corporate Reorganization”; “Certain Relationships and Related Party Transactions”; “Description of Capital Stock”; “Shares Eligible for Future Sale”; and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and (b) the Registration Statement in Items 14 and 15, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.

8.	This Agreement has been duly authorized, executed and delivered by the Company.

9.	The Master Reorganization Agreement has been duly authorized, executed and delivered by the Company, Eclipse GP, Eclipse Holdings and Eclipse I, are the legally valid and binding agreements of the Company, Eclipse GP, Eclipse Holdings and Eclipse I, enforceable against them in accordance with their respective terms, subject to the Enforceability Exceptions.

10.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by this Agreement or by the Master Reorganization Agreement, except (A) such as have been, or prior to the Closing Date will be, obtained or made, or (B) for the registration of the Securities under the Act and such as may be required under the Exchange Act, the blue sky laws of any jurisdiction and the rules of FINRA, in each case where the failure to obtain such consent, approval, authorization, filing with or order of, would not reasonably be expected to materially impair the ability of the Company, Eclipse I and the Subsidiaries to consummate the Reorganization or the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company.

12.

None of (i) the issue and sale of the Securities, (ii) the application of the proceeds from the offering as described under “Use of Proceeds” in the Preliminary Prospectus, the Prospectus and the Registration Statement, (iii) the execution and delivery of this Agreement and the

Master Reorganization Agreement or (iv) the consummation of the transactions contemplated by this Agreement or the Master Reorganization Agreement and the fulfillment of the terms hereof and thereof will conflict with, result in a breach or violation of, or imposition of any Lien upon any property or assets of the Company, Eclipse I or the Subsidiaries pursuant to, (A) the charter, by-laws or limited liability company agreement of the Company, Eclipse I or the Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, Eclipse I or the Subsidiaries is a party or bound or to which its or their property is subject filed as an exhibit to the Registration Statement, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, Eclipse I or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, Eclipse I or the Subsidiaries or any of its or their properties, except in the case of (B) and (C) which would not, individually or in the aggregate, have a Material Adverse Effect; with respect to clause (c) above, we express no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

13.	No holders of securities of the Company have rights to the registration of such securities under the Registration Statement described in or created pursuant to any agreement filed as an exhibit to the Registration Statement.

14.	The Reorganization has occurred and is legal, effective and valid and in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

EXHIBIT C-2

FORM OF THOMPSON & KNIGHT LLP OPINION

1.	Each Relevant Party is a limited partnership that is validly existing and its authority to transact business is active under the laws of the State of Texas.

2.	Each Relevant Party (a) has the limited partnership power to execute, deliver and perform each Transaction Document, (b) has taken all limited partnership action necessary to authorize the execution, delivery and performance of each Transaction Document, and (c) has duly executed and delivered each Transaction Document.

3.	The Custody Agreement is each Relevant Party’s valid and binding obligation, enforceable against it in accordance with the terms thereof.

4.	The execution and delivery by each Relevant Party of the Transaction Documents do not, and the performance by each Relevant Party of its obligations thereunder will not, (a) violate the certificate of limited partnership or limited partnership agreement of such Relevant Party, (b) breach or result in a default or the creation of any lien under any agreement or instrument listed in Section B of Schedule I to such opinion (the “Applicable Contracts”) or any order, writ, judgment, injunction, decree, determination or award listed in Section C of Schedule I to such opinion, or (c) result in a violation by a Relevant Party of any Applicable Laws.

5.	No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any Applicable Contract, is required under Applicable Laws for the due execution, delivery or performance by a Relevant Party of either Transaction Document.

6.	Each Underwriter has acquired a security entitlement with respect to a number of Securities equal to the number of Seller Securities to be purchased by it pursuant to the Underwriting Agreement, and no action based on an “adverse claim”, within the meaning of Section 8-102(a)(1) of the New York UCC, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, to a financial asset to which such security entitlement relates may be asserted against such Underwriter with respect to such security entitlement.